SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2013 (October 21, 2013)

NOHO, INC.

(Exact name of registrant as specified in its charter)

Wyoming	000-54746	27-2300669
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
8340 E. Raintree Dr. Unit D Scottsdale, AZ 85260
(Address of principal executive offices)
(480) 306-7319
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NOHO, INC.

Form 8-K

Current Report

ITEM 5.02           DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

Appointment

On October 21, 2013, Noho, Inc., a Wyoming corporation (the “Company”), appointed Steven Staehr as Chief Financial Officer of the Company and Mr. Staehr has accepted such appointment. Mr. Staehr shall serve an initial term of ninety days unless extended in writing or terminated within the sole discretion of the Board of Directors of the Company.

The biography for Mr. Staehr is set forth below:

STEVEN STAEHR, 51, is a management and financial professional with over 25 years of experience in formulating and administering accounting and financial services to a number of mid to large size and publicly traded corporations. Mr. Staehr is a licensed certified public accountant in the states of California and Nevada, and is a member of the American Institute of Certified Public Accountants. During the past year, prior to taking his position at Noho, Inc., Mr. Staehr briefly held the position of President and CFO of Monarchy Resources, Inc., a corporation traded on the OTCQB under the symbol MONK. Between 2010 and 2012, Mr. Staehr acted as a corporate controller and consultant for the ASNY Corporation, Consolidated Resorts and Hondo Minerals, Inc. From 2009 to 2010, Mr. Staehr worked as an independent consultant with regards to various investment opportunities. From 2007 to 2009, Mr. Staehr acted as founder and CFO of Western Capital Resources, Inc., a company traded on the American Stock Exchange under the symbol WCRS. Over the years, Mr. Staehr has also worked in a professional and executive capacity with a number of well known privately held and publicly traded companies, including, Deloitte & Touche, Mirage Resorts, Boyd Gaming, Encore Productions, PEM Group, Cash Systems among other highly successful corporations. Additionally, Mr. Staehr has significant experience with the formation and implementation of IPO’s, including his work with Boyd Gaming who launched one of the largest IPO’s in the gaming industry.

Family Relationships

Mr. Staehr is not related to any director or executive officer of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOHO, INC.
Date: October 24, 2013	By:	/s/ John Grdina
John Grdina
Chief Executive Officer & President